As filed with the Securities and Exchange Commission on July 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CBAK ENERGY TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0442833
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

BAK Industrial Park, Meigui Street

Huayuankou Economic Zone

Dalian City, Liaoning Province, 116450

People’s Republic of China

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Copies of Correspondence to:

CSC Services of Nevada, Inc. 2215 Renaissance Dr. Ste. Las Vegas, NV, 89119 (866) 403 5272 (Name, address, and telephone number, including area code, of agent for service)	Kevin (Qixiang) Sun, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 202-869-0888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-Accelerated Filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 10, 2024

PROSPECTUS

CBAK ENERGY TECHNOLOGY, INC.

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

CBAK Energy Technology, Inc. (“CBAT,” the “Company,” “we,” “us,” or “our”) is not a Chinese operating company but a holding company incorporated in Nevada, the United States, with operations conducted by our subsidiaries based in China. CBAT may offer, issue and sell from time to time shares of common stock, par value $0.001 per share, preferred stock, debt securities, warrants, or units up to $500,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. CBAT may sell any combination of these securities in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

CBAT’s common stock is listed on the Nasdaq Capital Market under the symbol “CBAT.” On July 9, 2024, the last reported per share sale price of its common stock was $1.28.

CBAT may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in these securities involves risks. You should carefully consider the risk factors beginning on page 11 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, including those in “Item 1A. Risk Factors” of CBAT’s most recent annual report on Form 10-K, any accompanying prospectus supplement and any related free writing prospectus, before making any decision to invest in the securities offered herein.

CBAT is a holding company incorporated in Nevada, the United States, with no material operations of its own. We conduct our business through our operating subsidiaries in China. This structure involves unique risks to investors, and you may never directly hold equity interests in the operating entities.

There are significant legal and operational risks and uncertainties associated with having substantially all the operations in China. The PRC government has significant authority to exert influence on the ability of a company with substantial operations in China, like us, to conduct its business, accept foreign investments or be listed on a U.S. stock exchange. For example, we face risks associated with PRC regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, as well as with U.S. regulations, for instance, the risk relating to lack of inspection from the U.S. Public Company Accounting Oversight Board, or PCAOB, on our auditors, which is further discussed below. The PRC government may also intervene with or influence our operations at any time as the government deems appropriate to further regulatory, political and societal goals. The PRC government publishes new policies from time to time that can significantly affect our industry in which we operate and we cannot rule out the possibility that it will not in the future further release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Any such action, once taken by the PRC government, could cause the value of our common stock to significantly decline or in extreme cases, become worthless.

The PRC government has initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that our subsidiaries in China are directly subject to these regulatory actions or statements, as we have not carried out any monopolistic behavior, we have never adopted a VIE structure, and our business does not involve any restricted industry or implicate cybersecurity. For additional information, see “Risk Factors—Risks Related to Doing Business in China—The PRC government exerts substantial influence over the manner in which we conduct our business activities. Its oversight and discretion over our business could result in a material adverse change in our operations and the value of our common stock. Changes in laws, regulations and policies in China and uncertainties with respect to the PRC legal system could materially and adversely affect us. In addition, rules and regulations in China can change quickly” on page 12, “Risk Factors—Risks Related to Doing Business in China—Changes in U.S. and Chinese regulations or in relations between the United States and China may adversely impact our business, our operating results, our ability to raise capital and the value of our securities. Any such changes may take place quickly and with very little notice” on page 14, and Risk Factors—Risks Related to Doing Business in China—There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” on page 15.

In addition to regular business licenses, our PRC subsidiaries are required to obtain certain permits or make registrations with the competent regulatory authorities, including, without limitation, pollutant discharge permits, radiation source registration or permits, import and export registration or permits, and special equipment permits, to operate our business in the PRC. We believe that our PRC operating subsidiaries have obtained all requisite permissions for our operations in all material aspects from relevant Chinese authorities and none of the requisite permissions for our operations in all material aspects have been denied by the Chinese authorities. However, if our PRC subsidiaries (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC subsidiaries are not able to obtain such permissions or approvals in the future, we could be subject to fines, legal sanctions or an order to suspend our PRC operating subsidiaries’ business, which may materially and adversely affect the business, financial condition and results of operations of us.

In connection with our previous issuance of securities, under current PRC laws, regulations and regulatory rules, as of the date hereof, we believe that we and our PRC subsidiaries, (i) are not required to obtain permissions from the China Securities Regulatory Commission (“CSRC”), (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China (the “CAC”), and (iii) have not received or were denied such requisite permissions by any PRC authority. We cannot guarantee that the regulators will agree with us. As of the date hereof, we have not been involved in any investigations for cybersecurity review by the CAC, and we have not received any inquiry, notice, warning, or sanctions in such respect.

However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. The CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines (the “Listing Guidelines”) on February 17, 2023, which became effective on March 31, 2023. The Trial Measures lay out specific filing requirements for overseas listings and offerings by PRC domestic companies and include unified regulation management and strengthened regulatory coordination. Since we are already publicly listed in the U.S., the Trial Measures do not impose additional regulatory burden on us beyond the obligation to report to the CSRC and comply with the filing requirements on any future offerings of our securities, or material events such as a change of control or delisting. As such, we are required to complete filing procedures in accordance with the Trial Measures following future subsequent offerings and may be subject to additional filing requirements if there are any changes to the Trial Measures, at which time we may not be able to obtain clearance from the CSRC in a timely fashion. As the Trial Measures were newly issued, there remains uncertainty as to how they will be interpreted or implemented. For additional information, see “Risk Factor—Risks Related to Doing Business in China—The PRC government has increasingly strengthened oversight in offerings conducted overseas or on foreign investment in China-based issuers, which could result in a material change in our operations and our common stock could decline in value or become worthless.” on page 13.

In December 2021, the SEC adopted rules to implement the Holding Foreign Companies Accountable Act (the “HFCAA”). The HFCAA includes requirements for the SEC to identify issuers who file annual reports with audit reports issued by independent registered public accounting firms located in foreign jurisdictions that the PCAOB is unable to inspect or investigate completely because of a position taken by a non-U.S. authority in the accounting firm’s jurisdiction (the “Commission-Identified Issuers”). The HFCAA also requires that, to the extent that the PCAOB has been unable to inspect an issuer’s independent registered public accounting firm for three consecutive years since 2021, the SEC shall prohibit the issuer’s securities registered in the United States from being traded on any national securities exchange or over-the-counter markets in the United States. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our former auditor, Centurion ZD CPA & Co. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we were not identified as a Commission-Identified Issuer after we filed on April 15, 2023 the annual report on Form 10-K for the fiscal year ended December 31, 2022 and have not been identified as a Commission-Identified Issuer again thereafter. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 10-K for the relevant fiscal year. Our current auditor, ARK Pro CPA & CO, is headquartered in Hong Kong. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA, as amended. For additional information, see “Risk Factor—Risks Related to Doing Business in China—The PCAOB had historically been unable to inspect our former auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our former auditor in the past has deprived our investors of the benefits of such inspections. Our common stock may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our common stock, or the threat of its being delisted, may materially and adversely affect the value of your investment.” on page 11.

Under relevant PRC laws and regulations, we are permitted to provide funding from the proceeds of our overseas financing activities to our PRC subsidiaries through loans or capital contributions. In the fiscal years ended December 31, 2022 and 2023, we transferred nil and $0.2 million to our PRC subsidiaries as capital contributions, respectively. As of December 31, 2023, CBAT, the Nevada issuer, had made cumulative capital contributions of $138.64 million to our existing PRC subsidiaries, which were accounted as long-term investments by us.

Before Zhejiang Hitrans Lithium Battery Technology, a private company organized under the PRC laws (“Hitrans”), was acquired by us in November 2021, it declared dividends twice, in January 2020 and March 2018, respectively. In January 2020, Hitrans declared dividends for the years ended December 31, 2018 and 2019. A total dividend of $2,958,048 was declared and paid to its shareholder Zhejiang Meidu Graphene Technology Co., Ltd. For other shareholders, a total dividend of $2,480,944 was declared in January 2020 but remained unpaid as of March 15, 2024. In March 2018, Hitrans declared a dividend of $1,333,135 for the year ended December 31, 2017, among which $533,254 was paid in July 2018 and the remaining $799,881 was paid in 2019. Except for the above dividends, we and our PRC subsidiaries have not previously declared or paid any cash dividend or dividend in kind to any shareholders, including U.S. investors, and have no plan to declare or pay any dividends in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Under PRC laws and regulations, we are subject to various restrictions on intercompany fund transfers and foreign exchange control. To the extent our cash is in the PRC or held by a PRC entity, the funds may not be available for the distribution of dividends to our shareholders, including U.S. investors, or for other use outside of the PRC, due to the restrictions and limitations on our ability imposed by the PRC government to transfer cash. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. Our PRC subsidiaries receive substantially all revenue in RMB. Our PRC subsidiaries may pay dividends only out of their accumulated after-tax profits, if any, upon satisfaction of relevant statutory conditions and procedures and determined in accordance with Chinese accounting standards and regulations. If the PRC foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. Additionally, we may make loans to our PRC subsidiaries subject to approval from or registration with PRC governmental authorities as well as limitation on amount. We may also make additional capital contributions to our PRC subsidiaries. PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using our funds to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect the liquidity of our PRC subsidiaries and our ability to fund and expand our business in the PRC, and cause the value of our securities to significantly decline or become worthless. We cannot assure you that the PRC government will not intervene in or impose restrictions on our ability to make intercompany cash transfers. For additional information, see “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent CBAK Energy Technology, Inc. from making additional capital contributions or loans to its PRC subsidiaries” on page 17.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

INTRODUCTORY NOTE

Use of Terms

Except as otherwise indicated by the context and for the purposes of this prospectus only, references in this prospectus to:

●	“BAK Asia” are to our Hong Kong subsidiary, China BAK Asia Holdings Limited;

●	“BAK Investments” are to our Hong Kong subsidiary, BAK Asia Investments Limited;

●	“CBAK Energy” are to our PRC subsidiary, Dalian CBAK Energy Technology Co., Ltd.;

●	“CBAK Energy Investments” are to our Cayman Islands subsidiary, CBAK Energy Investments Holdings;

●	“CBAK Energy Lithium Holdings” are to our Cayman Islands subsidiary, CBAK Energy Lithium Battery Holdings Co., Ltd., a company that was previously named Hitrans Holdings until February 29, 2024;

●	“CBAK Nanjing” are to our PRC subsidiary, CBAK New Energy (Nanjing) Co., Ltd;

●	“CBAK New Energy” are to our PRC subsidiary, Dalian CBAK New Energy Co., Ltd., a company that was previously named Dalian CBAK Trading Co., Ltd. until December 12, 2023;

●	“CBAK Power” are to our PRC subsidiary, Dalian CBAK Power Battery Co., Ltd.;

●	“CBAK Shangqiu” are to our PRC subsidiary, CBAK New Energy (Shangqiu) Co., Ltd.;

●	“CBAK Suzhou” are to our 90% owned PRC subsidiary, CBAK New Energy (Suzhou) Co., Ltd.;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended.

●	“Haisheng” are to Hitrans’s wholly-owned PRC subsidiary, Shaoxing Haisheng International Trading Co., Ltd.;

●	“Hitrans” are to our 67.33% owned PRC subsidiary, Zhejiang Hitrans Lithium Battery Technology;

●	“Hitrans Holdings” are to our Cayman Islands subsidiary, Hitrans Holdings Co., Ltd., a company that was previously named CBAK Energy Technology, Inc. until February 29, 2024;

●	“Hong Kong Hitrans” are to our Hong Kong subsidiary, Hong Kong Hitrans Holdings Company Limited, a company that was previously named Hong Kong Nacell Holdings Company Limited until March 22, 2024;

●	“Nanjing BFD” are to our PRC subsidiary, Nanjing BFD New Energy Technology Co., Ltd., a company that was previously named Nanjing Daxin New Energy Automobile Industry Co., Ltd. until February 24, 2023;

●	“Nanjing CBAK” are to our PRC subsidiary, Nanjing CBAK New Energy Technology Co., Ltd.;

●	“RMB” are to Renminbi, the legal currency of China;

●	“SEC” or the “Commission” are to the United States Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended; and

●	“U.S. dollar”, “$” and “US$” are to the legal currency of the United States;

CBAK ENERGY TECHNOLOGY, INC.

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus and the other information incorporated by reference into this prospectus.

Our Business

We, through the operations of our subsidiaries in China, manufacture new energy high power lithium and sodium batteries that are mainly used in light electric vehicles, electric vehicles, energy storage such as residential energy supply & uninterruptible power supply (UPS) application, and other high-power applications. Our primary product offerings consist of new energy high power lithium and sodium batteries. In addition, after completing the acquisition of 81.56% of registered equity interests (representing 75.57% of paid-up capital) of Hitrans in November 2021, we entered the business of developing and manufacturing NCM precursor and cathode materials. Hitrans is a leading developer and manufacturer of ternary precursor and cathode materials in China, whose products have a wide range of applications for batteries that are used in electric vehicles, electric tools, high-end digital products and storage, among others.

We acquired most of the operating assets of our indirect subsidiary, Dalian CBAK Power Battery Co., Ltd., or CBAK Power, including customers, employees, patents and technologies from our former subsidiary BAK International (Tianjin) Ltd. We acquired these assets in exchange for a reduction in accounts receivable from our former subsidiaries that were disposed of in June 2014.

As of March 31, 2024, we report financial and operational information in two segments: (i) production of high-power lithium and sodium battery cells, and (ii) manufacture and sale of materials used in high-power lithium battery cells.

We generated revenues of $204.4 million and $248.7 million for the fiscal years ended December 31, 2023 and 2022, respectively. We had a net loss of $8.5 million and $11.3 million in the fiscal years ended December 31, 2023 and 2022, respectively. As of December 31, 2023, we had an accumulated deficit of $134.6 million and net assets of $113.5 million. We had a working capital deficiency, accumulated deficit from recurring net losses and significant short-term debt obligations maturing in less than one year as of December 31, 2023.

Our net revenues increased by $16.4 million, or 39%, to $58.8 million for the three months ended March 31, 2024, from $42.4 million for the same period in 2023. Our net income was $9.6 million for the three months ended March 31, 2024, compared to a net loss of $2.2 million for the same period in 2023. As of March 31, 2024, we had cash and cash equivalents of $36.3 million, an accumulated deficit of $124.6 million, and a net working capital deficit of $26.0 million.

Our Corporate History and Structure

CBAK Energy Technology, Inc. was incorporated in the State of Nevada on October 4, 1999. The shares of common stock of CBAK Energy Technology, Inc. traded in the over-the-counter market through the Over-the-Counter Bulletin Board between 2005 and May 31, 2006. On May 31, 2006, CBAK Energy Technology, Inc. obtained approval to list its common stock on the Nasdaq Global Market, and trading commenced on the same date under the symbol “CBAK.” Effective November 30, 2018, the trading symbol for the common stock of CBAK Energy Technology, Inc. changed from CBAK to “CBAT.” Effective June 21, 2019, CBAK Energy Technology, Inc.’s common stock started trading on the Nasdaq Capital Market.

Almost all of our business operations are conducted through our Chinese subsidiaries. The chart below presents our corporate structure as of the date of this prospectus:

Corporate Structure

CBAK Energy Technology, Inc.
(Nevada)
中比能源科技股份公司
(内华达)
100%
CBAK Energy Investments Holdings
(Cayman)
中比能源投资控股公司
(开曼)
100%
China BAK Asia Holdings Limited
(Hong Kong, PRC)
中国比克亚洲控股有限公司
(香港，中国)
100%
BAK Asia Investments Limited
(Hong Kong, PRC)
比克亚洲投资有限公司
(香港，中国)
100%
Hitrans Holdings Co., Ltd.
(Cayman)
海创控股有限公司
(开曼)
100%
CBAK Energy
Lithium Battery Holdings Co., Ltd.
(Cayman)
中比能源锂电控股有限公司
(开曼)
100%
Dalian CBAK Energy Technology Co., Ltd.
(Dalian, PRC)
大连中比能源科技有限公司
(大连，中国)
100%
Dalian CBAK Power Battery Co., Ltd.
(Dalian, PRC)
大连中比动力电池有限公司
(大连，中国)
100%
CBAK New Energy (Nanjing) Co., Ltd.
(Nanjing, PRC)
中比新能源(南京)有限公司
(南京，中国)
100%
Hong Kong Hitrans Holdings Company Limited
(Hong Kong, PRC)
香港海创控股有限公司
(香港，中国)
100%
CBAK New Energy (Shangqiu) Co., Ltd.
(Shangqiu, PRC)
中比新能源(商丘)有限公司
(商丘，中国)
100%
Nanjing BFD New Energy Technology Co., Ltd.
(Nanjing, PRC)
南京比飞达新能源科技有限公司
(南京，中国)
100%
Nanjing CBAK New Energy Technology Co., Ltd.
(Nanjing, PRC)
南京中比新能源科技有限公司
(南京，中国)
100%
Dalian CBAK New Energy Co., Ltd.
(Dalian, PRC)
大连中比新能源有限公司
(大连，中国)
90%
CBAK New Energy (Suzhou) Co., Ltd.
(Suzhou, PRC)
中比新能源(苏州)有限公司
(苏州，中国)
67.33%
Zhejiang Hitrans Lithium Battery
Technology Co., Ltd.
(Shaoxing, PRC)
浙江海创锂电科技有限公司
(绍兴，中国)

As of the date of this prospectus, we have 16 subsidiaries, including:

●	CBAK Energy Investments, our wholly owned subsidiary, was incorporated on February 26, 2024 under the laws of the Cayman Islands. CBAK Energy Investments does not have any significant operations as of the date of this prospectus.

●	BAK Asia, an investment holding company formed under the laws of Hong Kong on July 9, 2013.

●	CBAK Power, wholly-owned by BAK Asia, located in Dalian, China, incorporated on December 27, 2013, focuses on the development and manufacture of high-power lithium batteries.

●	CBAK Energy, wholly-owned by BAK Asia, located in Dalian, China, incorporated on November 21, 2019. CBAK Energy does not have any significant operations as of the date of this prospectus.

●	CBAK Shangqiu, wholly-owned by CBAK Power, located in Shangqiu, China, incorporated on July 25, 2023, focusing on the development and manufacture of high-power lithium batteries.

●	BAK Investments, an investment holding company formed under the laws of Hong Kong on December 30, 2011.

●	CBAK Nanjing, wholly-owned by BAK Investments located in Nanjing, China, incorporated on July 31, 2020. CBAK Nanjing does not have any significant operations as of the date of this prospectus.

●	Nanjing CBAK, wholly owned by CBAK Nanjing, located in Nanjing, China, incorporated on August 6, 2020, focusing on the development and manufacture of larger-sized cylindrical lithium batteries.

●	Nanjing BFD, wholly-owned by CBAK Nanjing, incorporated on November 9, 2020, formally known as Nanjing Daxin, renamed on March 8, 2023, focusing on the development and manufacture of sodium-ion batteries. Nanjing BFD’s original business of developing and manufacturing electric bicycle, motorcycle and automotive spare parts have been gradually marginalized.

●	CBAK Suzhou, 90% owned by CBAK Power, located in Suzhou, China, incorporated on May 4, 2018. CBAK Suzhou used to focus on the development and manufacture of new energy high power battery packs. CBAK Suzhou currently does not employee any local staff. Since its lease expired in October 2019, CBAK Suzhou has stopped using the facilities located at its registered address. Some of its business has been transferred to our subsidiaries in Dalian and CBAK Suzhou’s remaining assets are temporarily stored in our facilities in Dalian. We plan to dissolve CBAK Suzhou as soon as practicable.

●	Hitrans Holdings, our wholly owned subsidiary, incorporated on July 28, 2021 under the laws of the Cayman Islands. Hitrans Holdings, previously named “CBAK Energy Technology, Inc.,” was renamed as “Hitrans Holdings Co., Ltd.” on February 29, 2024. Hitrans Holdings owns 100% equity interests of Hong Kong Hitrans.

●	Hong Kong Hitrans, a direct, wholly owned subsidiary of Hitrans Holdings, incorporated on July 7, 2023 under the laws of Hong Kong. Hong Kong Hitrans had no significant operations as of the date of this prospectus.

●	CBAK New Energy, wholly-owned by Hong Kong Hitrans, located in Dalian, China, incorporated on August 14, 2013. CBAK New Energy was previously named Dalian CBAK Trading Co., Ltd. until December 12, 2023. CBAK New Energy was initially wholly owned by BAK Asia, transferred from BAK Asia to BAK Investments on December 26, 2023, and further transferred from BAK Investments to Hong Kong Hitrans on March 5, 2024. CBAK New Energy does not have any significant operations as of the date of this prospectus.

●	Hitrans, a subsidiary of CBAK New Energy, where CBAK New Energy owns 67.33% of registered equity interests (representing 69.12% of paid-up capital). Hitrans was previously owned by CBAK Power. On March 10, 2023, CBAK Power entered into an agreement with Nanjing BFD to transfer the 67.33% equity interests CBAK Power held in Hitrans to Nanjing BFD. However, this transaction was not completed due to internal restructuring reasons. Subsequently, on March 26, 2024, CBAK New Energy entered into an agreement with CBAK Power to acquire the same 67.33% equity interest in Hitrans. The registration of this equity transfer with the local government was completed on the same date. As a result of this transaction, CBAK New Energy has become the controlling shareholder of Hitrans, while CBAK Power no longer holds any equity interest in Hitrans.

●	Haisheng, wholly-owned by Hitrans, located in Shangyu, Shaoxing, China, incorporated on October 9, 2021, principally engaged in the business of cathode raw materials trading.

●	CBAK Energy Lithium Holdings, our direct, wholly-owned subsidiary, incorporated on July 12, 2023 under the laws of the Cayman Islands, originally in the name of “Hitrans Holdings” and renamed as “CBAK Energy Lithium Holdings” on February 29, 2024.

Our major PRC operating subsidiaries include: (1) CBAK Power, (2) Nanjing CBAK, (3) CBAK Shangqiu, and (4) Nanjing BFD.

Permissions Required from the PRC Authorities for Our Business Operations and Securities Offering

CBAT and its subsidiaries have obtained the following material permissions and approvals as of the date of the prospectus to conduct our business in China:

No.	Name of the Company	License No.	License/Permission	Issuance Date	Validity
1	China BAK Asia Holdings Limited	61731121	Business Registration	2013-07-09	2024-7-11 (renewed annually)
2	Dalian CBAK Energy Technology Co., Ltd.	91210245MA103DPK3K	Business License	2019-11-21	Long-term
3	Dalian CBAK Power Battery Co., Ltd.	91210200079494452L	Business License	2013-12-27	2033-12-26
4	CBAK New Energy(Shangqiu) Co., Ltd.	91411400MACRU1894W	Business License	2023-07-25	Long-term
5	BAK Asia Investments Limited	59303079	Business Registration	2023-12-30	2024-12-29
6	CBAK New Energy (Nanjing) Co., Ltd.	91320118MA2243X53L	Business License	2020-07-31	2040-07-30
7	Nanjing BFD New Energy Technology Co., Ltd.	91320118MA231BN13X	Business License	2020-11-09	Long-term
8	Nanjing CBAK New Energy Technology Co., Ltd.	91320118MA225F318T	Business License	2020-08-06	2040-08-05
9	CBAK New Energy (Suzhou) Co., Ltd.	91320594MA1WGE7R9Y	Business License	2018-05-04	2048-05-03
10	Hong Kong Hitrans Holdings Company Limited	775493371	Business Registration	2023-07-07	2024-07-06 (renewed annually)
11	Dalian CBAK New Energy Co., Ltd.	912102000715796461	Business License	2013-08-14	2033-08-13
12	Zhejiang Hitrans Lithium Battery Technology Co., Ltd.	91330604MA28849P43	Business License	2015-12-16	Long-term
13	Shaoxing Haisheng International Trading Co., Ltd.	91330604MA7BBKR81F	Business License	2021-10-09	Long-term
14	Zhejiang Hitrans Lithium Battery Technology Co., Ltd.	2024026	Discharge of Urban Sewage into the Drainage Network License	2024-05-27	2029-05-26
15	Nanjing CBAK New Energy Technology Co., Ltd.	91320118MA225F318T001U	Pollutant discharge permit	2022-03-01	2027-02-28
16	Dalian CBAK Power Battery Co., Ltd.	91210200079494452L001Q	Pollutant discharge permit	2022-10-13	2027-10-12
17	Nanjing CBAK New Energy Technology Co., Ltd.	3201960JGQ	Recordation of the Consignees or Consignors of Imported or Exported Goods	2021-08-18	Long-term

18	Dalian CBAK Power Battery Co., Ltd.	2102942320	Registration Certificate of the Customs of the People’s Republic of China for Customs Declaration Entities	2016-05-26	Long-term
19	Dalian CBAK Power Battery Co., Ltd.	N/A	Radiation Safety Certificate	2024-04-03	2029-04-02
20	Nanjing CBAK New Energy Technology Co., Ltd.	N/A	Radioisotope and Radiation Device Exemption Filing Form	2023-05-05	Long-term
21	Zhejiang Hitrans Lithium Battery Technology Co., Ltd.	33069649PB	Recordation of the Consignees or Consignors of Imported or Exported Goods	2016-03-04	Long-term

In addition to the permits and licenses listed in the table above, our PRC subsidiaries have obtained other permits such as the Certificates of Approval for Foreign Invested Enterprises and the Special Equipment Licenses (covering equipment such as activated carbon adsorbers, boilers, filters, gas storage tanks, etc.). Additionally, the pollutant discharge license for our CBAK Shangqiu facility is currently under review by the relevant authorities, and we anticipate receiving approval within the next few months.

We believe that our PRC subsidiaries have obtained all requisite permissions for our operations in all material aspects from relevant Chinese authorities and none of the requisite permissions for our operations in all material aspects have been denied by the Chinese authorities. However, if our PRC subsidiaries (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC subsidiaries are not able to obtain such permissions or approvals in the future, we could be subject to fines, legal sanctions or an order to suspend our PRC operating subsidiaries’ business, which may materially and adversely affect the business, financial condition and results of operations of us.

In connection with our previous issuance of securities, under current PRC laws, regulations and regulatory rules, as of the date hereof, we believe that we and our PRC subsidiaries, (i) are not required to obtain permissions from the CSRC, (ii) are not required to go through cybersecurity review by the CAC, and (iii) have not received or were denied such requisite permissions by any PRC authority. We cannot guarantee that the regulators will agree with us. As of the date hereof, we have not been involved in any investigations for cybersecurity review made by the CAC, and we have not received any inquiry, notice, warning, or sanctions in such respect.

However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. The CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines on February 17, 2023, which became effective on March 31, 2023. The Trial Measures lay out specific filing requirements for overseas listing and offering by PRC domestic companies and include unified regulation management and strengthened regulatory coordination. Since we are already publicly listed in the U.S., the Trial Measures do not impose additional regulatory burden on us beyond the obligation to report to the CSRC and comply with the filing requirements on any future offerings of our securities, or material events such as a change of control or delisting. As such, we are required to complete filing procedures in accordance with the Trial Measures following future subsequent offerings and may be subject to additional filing requirements if there are any changes to the Trial Measures, at which time we may not be able to obtain clearance from the CSRC in a timely fashion. As the Trial Measures were newly issued, there remains uncertainty as to how they will be interpreted or implemented. For additional information, see “Risk Factor—Risks Related to Doing Business in China—The PRC government has increasingly strengthened oversight in offerings conducted overseas or on foreign investment in China-based issuers, which could result in a material change in our operations and our common stock could decline in value or become worthless.” on page 13.

Cash and Asset Flows Through Our Organization

Under relevant PRC laws and regulations, we are permitted to provide funding from the proceeds of our overseas financing activities to our PRC subsidiaries through loans or capital contributions. In the fiscal years ended December 31, 2022 and 2023, we transferred nil and $0.2 million to our PRC subsidiaries as capital contributions, respectively. As of December 31, 2023, CBAT, the Nevada issuer, had made cumulative capital contributions of $138.64 million to our existing PRC subsidiaries, which were accounted as long-term investments by us.

Before Hitrans, was acquired by us in November 2021, it declared dividends twice, in January 2020 and March 2018, respectively. In January 2020, Hitrans declared dividends for the years ended December 31, 2018 and 2019. A dividend of $2,958,048 was declared and paid to its shareholder Zhejiang Meidu Graphene Technology Co., Ltd. For other shareholders, a total dividend of $2,480,944 was declared in January 2020 but remained unpaid as of March 15, 2024. In March 2018, Hitrans declared a dividend of $1,333,135 for the year ended December 31, 2017, among which $533,254 was paid in July 2018 and the remaining $799,881 was paid in 2019. Except for the above dividends, we and our PRC subsidiaries have not previously declared or paid any cash dividend or dividend in kind to any shareholders, including U.S. investors, and have no plan to declare or pay any dividends in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Under PRC laws and regulations, we are subject to various restrictions on intercompany fund transfers and foreign exchange control. To the extent our cash is in the PRC or held by a PRC entity, the funds may not be available for the distribution of dividends to our shareholders, including U.S. investors, or for other use outside of the PRC, due to the restrictions and limitations on our ability imposed by the PRC government to transfer cash. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. Our PRC subsidiaries receive substantially all revenue in RMB. Our PRC subsidiaries may pay dividends only out of their accumulated after-tax profits, if any, upon satisfaction of relevant statutory conditions and procedures and determined in accordance with Chinese accounting standards and regulations. If the PRC foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy the foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. Additionally, we may make loans to our PRC subsidiaries subject to the approval from or registration with PRC governmental authorities and limitation on amount, or we may make additional capital contributions to our PRC subsidiaries. PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using our funds to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect the liquidity of our PRC subsidiaries and our ability to fund and expand our business in the PRC, and cause the value of our securities to significantly decline or become worthless. We cannot assure you that the PRC government will not intervene in or impose restrictions on our ability to make intercompany cash transfers.

For additional information, see “Risk Factors—Risks Related to Doing Business in China—The PRC government exerts substantial influence over the manner in which we conduct our business activities. Its oversight and discretion over our business could result in a material adverse change in our operations and the value of our common stock. Changes in laws, regulations and policies in China and uncertainties with respect to the PRC legal system could materially and adversely affect us. In addition, rules and regulations in China can change quickly” on page 12 and “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent CBAK Energy Technology, Inc. from making additional capital contributions or loans to its PRC subsidiaries” on page 17.

Holding Foreign Company Accountable Act

In December 2021, the SEC adopted rules to implement the Holding Foreign Companies Accountable Act. The HFCAA includes requirements for the SEC to identify issuers who file annual reports with audit reports issued by independent registered public accounting firms located in foreign jurisdictions that the Public Company Accounting Oversight Board is unable to inspect or investigate completely because of a position taken by a non-U.S. authority in the accounting firm’s jurisdiction. The HFCAA also requires that, to the extent that the PCAOB has been unable to inspect an issuer’s independent registered public accounting firm for three consecutive years since 2021, the SEC shall prohibit the issuer’s securities registered in the United States from being traded on any national securities exchange or over-the-counter markets in the United States. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our former auditor, Centurion ZD CPA & Co. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we were not identified as a Commission-Identified Issuer after we filed on April 15, 2023 the annual report on Form 10-K for the fiscal year ended December 31, 2022 and have not been identified as a Commission-Identified Issuer again thereafter. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 10-K for the relevant fiscal year. Our current auditor, ARK Pro CPA & CO, is headquartered in Hong Kong. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA, as amended. For additional information, see “Risk Factor—Risks Related to Doing Business in China—The PCAOB had historically been unable to inspect our former auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our former auditor in the past has deprived our investors of the benefits of such inspections. Our common stock may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our common stock, or the threat of its being delisted, may materially and adversely affect the value of your investment.” on page 11.

Enforceability of Civil Liabilities

There is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our shares of common stock.

Corporate Information

CBAK Energy Technology, Inc. (formerly known as China BAK Battery, Inc.) is a corporation formed in the State of Nevada on October 4, 1999 as Medina Copy, Inc. The Company changed its name to Medina Coffee, Inc. on October 6, 1999 and subsequently changed its name to China BAK Battery, Inc. on February 14, 2005.

The shares of the Company traded in the over-the-counter market through the Over-the-Counter Bulletin Board from 2005 until May 31, 2006, the date when the Company obtained approval to list its common stock on the Nasdaq Global Market, and trading commenced that same date under the symbol “CBAK.”

Effective January 16, 2017, the Company changed its name to CBAK Energy Technology, Inc. Effective November 30, 2018, the trading symbol for the common stock of the Company was changed from CBAK to CBAT. Effective June 21, 2019, the Company’s common stock started trading on the Nasdaq Capital Market.

The Company’s mailing address and principal place of business are located at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, Liaoning Province, People’s Republic of China 116450, and the Company’s telephone number at that address is (+86)(411)3918-5985. The Company’s website address is http://www.cbak.com.cn. Information on our website is not incorporated by reference into this prospectus, any prospectus supplement or into any information incorporated herein by reference. You should not consider information on our website to be part of this prospectus, prospectus supplement or any information incorporated by reference herein.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our common stock to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Related to Doing Business in China

The PCAOB had historically been unable to inspect our former auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our former auditor in the past has deprived our investors of the benefits of such inspections. Our common stock may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our common stock, or the threat of its being delisted, may materially and adversely affect the value of your investment.

Our current auditor, ARK Pro CPA & CO, as well as our former auditor, Centurion ZD CPA & Co, the independent registered public accounting firms that issue the audit reports included elsewhere in this annual report, as auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are currently subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Both our current and former auditors are located in Hong Kong, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. As a result, we and investors in our common stock were deprived of the benefits of such PCAOB inspections until 2022. The inability of the PCAOB to conduct inspections of auditors in Hong Kong in the past has made it more difficult to evaluate the effectiveness of our independent registered public accounting firms’ audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we and investors in our common stock would be deprived of the benefits of such PCAOB inspections again, which could cause investors and potential investors in our common stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Pursuant to the HFCAA, as amended, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our common stock from being traded on a national securities exchange or in the over-the-counter trading markets in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to that determination. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we were not identified as a Commission-Identified Issuer after we filed on April 15, 2023 the annual report on Form 10-K for the fiscal year ended December 31, 2022 and have not been identified as a Commission-Identified Issuer again since then.

Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 10-K for the relevant fiscal year. In accordance with the HFCAA, as amended, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our common stock when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our common stock. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The PRC government exerts substantial influence over the manner in which we conduct our business activities. Its oversight and discretion over our business could result in a material adverse change in our operations and the value of our common stock. Changes in laws, regulations and policies in China and uncertainties with respect to the PRC legal system could materially and adversely affect us. In addition, rules and regulations in China can change quickly.

All of our operations are conducted in the PRC, while a portion of our products are sold to Europe, the US, India, Southeast Asian countries, and other regions. Accordingly, our financial condition and results of operations are affected to a significant extent by the economic, political and legal developments in the PRC. The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. The PRC government has implemented various measures to encourage economic growth and to guide the allocation of resources. Some of these measures may benefit the overall PRC economy but may also have a negative effect on us. Our financial condition and results of operations could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. However, the PRC government has actively encouraged foreign capital to invest in China and has an open mindset welcoming a free-market economy in areas unrelated to military and national security.

The Chinese government in recent years has published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will not in the future release regulations or policies regarding our industry that could require us or our PRC subsidiaries to seek permission from Chinese authorities to continue to operate our business in China, which may adversely affect our business, financial condition and results of operations. Furthermore, recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers like us. Any such action, once taken by the Chinese government, could significantly limit or completely hinder our ability to offer our securities, and could cause the value of such securities to significantly decline or become worthless.

For example, in July 2021, the Chinese government provided new guidance on China-based companies raising capital outside of China, including through arrangements via VIEs. In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC. Although we have never adopted a VIE structure and our business in China does not involve any type of restricted industry under Chinese regulations, any future Chinese, U.S. or other rules and regulations that place restrictions on capital raising or other activities by companies with extensive operations in China could adversely affect our business. If the business environment in China deteriorates from the perspective of domestic or international investment, or if relations between China and the United States or other governments deteriorate, the Chinese government may intervene with our operations, and our business in China, as well as the value of our securities, may also be adversely affected.

The PRC government has increasingly strengthened oversight in offerings conducted overseas or on foreign investment in China-based issuers, which could result in a material change in our operations and our common stock could decline in value or become worthless.

The PRC government has recently indicated an intent to take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. For example, on July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Scrutinizing Illegal Securities Activities in Accordance with the Law, or the Opinions. These Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision of overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based over-seas-listed companies.

On February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies (the “CSRC Filing Notice”), stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, or the Listing Guidelines, collectively the Trial Measures and Listing Guidelines. Among others, the Trial Measures and Listing Guidelines provide that overseas offerings and listings by PRC domestic companies shall:

(i)	require submission of relevant materials that contain a filing report and a legal opinion, providing truthful, accurate and complete information on matters including but not limited to the shareholders of the issuer. Where the filing documents are complete and in compliance with stipulated requirements, the CSRC shall, within 20 working days after receipt of filing documents, conclude the filing procedure and publish filing results on the CSRC website. Where filing documents are incomplete or do not conform to stipulated requirements, the CSRC shall request supplementation and amendment thereto within five working days after receipt of the filing documents. The issuer should then complete supplementation and amendment within 30 working days;

(ii)	abide by laws, administrative regulations and relevant state rules concerning foreign investment in China, state-owned asset administration, industry regulation and outbound investment, and shall not disrupt the PRC domestic market order, harm state or public interests or undermine the lawful rights and interests of PRC domestic investors;

(iii)	abide by national secrecy laws and relevant provisions. Necessary measures shall be taken to fulfill confidentiality obligations. Divulgence of state secrets or working secrets of government agencies is strictly prohibited. Provision of personal information and important data, etc., to overseas parties in relation to overseas offering and listing of PRC domestic companies shall be in compliance with applicable laws, administrative regulations and relevant state rules; and

(iv)	be made in strict compliance with relevant laws, administrative regulations and rules concerning national security in the spheres of foreign investment, cybersecurity, data security, etc., and issuers shall duly fulfill their obligations to protect national security. If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed according to the law before the application for such offering and listing is sub-mitted to any overseas parties such as securities regulatory agencies and trading venues;

The Trial Measures came into effect on March 31, 2023. PRC domestic companies seeking to offer and list securities (which, for the purposes of the Trial Measures, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC with-in three working days after their application for an overseas listing is submitted.

The Trial Measures provide that where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic entity responsible, file with the CSRC. The Trial Measures stipulate that an overseas listing will be determined as “indirect” if the issuer meets both of the following conditions: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies (“Condition I”), and (2) the main parts of the issuer’s business activities are conducted in the PRC, or its main places of business are located in the PRC, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in the PRC (“Condition II”); whether Chinese citizens from Taiwan, Hong Kong, and Macau are included in the foregoing specification is not specified. The determination as to whether or not an overseas offering and listing by PRC domestic companies is indirect shall be made on a ‘substance over form’ basis; the Listing Guidelines further stipulate that if an issuer not satisfying Condition I submits an application for issuance and listing in overseas markets in accordance with relevant non-PRC issuance regulations requiring such issuer to disclose risk factors mainly related to the PRC, the securities firm(s) and the issuer’s PRC counsel should follow the principle of ‘sub-stance over form’ in order to identify and argue whether the issuer should complete a filing under the Trial Measures. Sub-sequent securities offerings of an issuer in (i) the same overseas market where it has previously offered and listed securities, and (ii) an overseas market other than one where the issuer has previously offered and listed securities shall be filed with the CSRC within three working days after offerings are completed. Additionally, the Trial Measures stipulate that after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report to the CSRC within three working days after the occurrence and public disclosure of (i) a change of control thereof, (ii) investigations of or sanctions imposed on the issuer by overseas securities regulators or relevant competent authorities, (iii) changes of listing status or transfers of listing segment, and (iv) a voluntary or mandatory delisting.

The CSRC Filing Notice states that, beginning from March 31, 2023, PRC domestic enterprises which have already issued and listed securities overseas and fall within the scope of filing under the Trial Measures shall be considered “existing enterprises” (“Existing Listed Enterprises”). Existing Listed Enterprises are not required to complete filings immediately; rather, Existing Listed Enterprises should complete filings if they are subsequently involved in matters require filings, such as follow-on financing activities, in accordance with the Trial Measures. We believe we qualify as an Existing Listed Enterprise, and we plan to comply with CSRC filing requirements for our future offerings of securities in accordance with the Trial Measures.

Given that the Trial Measures and Listing Guidelines have been introduced recently, and that there remain substantial uncertainties surrounding the enforcement thereof, we cannot assure you that, if required, we would be able to complete the filings and fully comply with the relevant new rules on a timely basis, if at all.

Changes in U.S. and Chinese regulations or in relations between the United States and China may adversely impact our business, our operating results, our ability to raise capital and the value of our securities. Any such changes may take place quickly and with very little notice.

The U.S. government, including the SEC, has made statements and taken certain actions that led to changes to United States and international relations, and will impact companies with connections to the United States or China. The SEC has issued statements primarily focused on companies with significant China-based operations, such as us. For example, on July 30, 2021, Gary Gensler, Chairman of the SEC, issued a Statement on Investor Protection Related to Recent Developments in China, pursuant to which Chairman Gensler stated that he has asked the SEC staff to engage in targeted additional reviews of filings for companies with significant China-based operations. The statement also addressed risks inherent in companies with VIE structures. We have never adopted a VIE structure and are not in any industry that is subject to foreign ownership limitations by China. However, it is possible that the Company’s filings with the SEC may be subject to enhanced review by the SEC.

In response to the SEC’s July 30, 2021 statement, the CSRC announced on August 1, 2021, that “it is our belief that Chinese and U.S. regulators shall continue to enhance communication with the principle of mutual respect and cooperation, and properly address the issues related to the supervision of China-based companies listed in the U.S. so as to form stable policy expectations and create benign rules framework for the market.” The CSRC pledged to continue to collaborate “closely with different stakeholders including investors, companies, and relevant authorities to further promote transparency and certainty of policies and implementing measures,” and emphasized that it “has always been open to companies’ choices to list their securities on international or domestic markets in compliance with relevant laws and regulations.” If any new legislation, executive orders, laws and/or regulations are implemented, if the U.S. or Chinese governments take retaliatory actions due to the recent U.S.-China tension or if the Chinese government exerts more oversight and control over securities offerings that are conducted in the United States, such changes could have an adverse effect on our business, financial condition and results of operations, our ability to raise capital and the value of our securities.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Substantially all of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

PRC laws and regulations establish complex procedures in connection with certain acquisitions of China-based companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions or mergers in China.

On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce (“MOFCOM”), the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities of a PRC company obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings through special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

The regulations also established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, or that the approval from the MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies.

Moreover, according to the Anti-Monopoly Law of the People’s Republic of China promulgated on August 30, 2007 and the Provisions on Thresholds for Reporting of Concentrations of Undertakings (the “Prior Reporting Rules”) issued by the State Council in August 2008 and amended in September 2018, the concentration of business undertakings by way of mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the anti-monopoly enforcement agency of the State Council when the applicable threshold is crossed and such concentration shall not be implemented without the clearance of prior reporting. In addition, the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprise by Foreign Investors (the “Security Review Rules”) issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review by structuring the transaction through, among other things, trusts, entrustment or contractual control arrangements.

In the event that our acquisition of other companies in China falls within the scope of these regulations, compliance with these regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

CBAK Energy Technology, Inc., as a holding company incorporated in Nevada, the United States, without material operations of its own, relies on dividends and other distributions on equity paid by its PRC operating subsidiaries for its cash needs.

CBAT is a holding company, and we conduct all of our operations through our PRC subsidiaries. CBAT relies on dividends and other distributions on equity paid by its PRC subsidiaries for its cash needs, including the funds necessary to pay dividends and other cash distributions to its stockholders, to service any debt it may incur and to pay its operating expenses. Current regulations in the PRC permit payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. According to the articles of association of our PRC subsidiaries, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profit based on the PRC accounting standards and regulations each year to its statutory general reserve, until the balance in the reserve reaches 50% of the registered capital of the company. Funds in the reserve are not distributable to CBAT in forms of cash dividends, loans or advances. In addition, if our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to CBAT, which in turn will adversely affect its available cash.

In addition, our PRC subsidiaries’ ability to pay dividends and other cash distributions is subject to foreign exchange restrictions in China. For example, to address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any.

As a matter of fact, we have never declared or paid any dividends to CBAT’s stockholders, nor do we have any present plan to pay any cash dividends on the common stock in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our securities will be indirectly affected by the foreign exchange rate between the U.S. dollar and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

All of our current operations are conducted in China. Moreover, most of our current directors and officers are nationals or residents of China. All or a substantial portion of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent CBAK Energy Technology, Inc. from making additional capital contributions or loans to its PRC subsidiaries.

CBAK Energy Technology, Inc., as an offshore holding company, is permitted under PRC laws and regulations to provide funding to its PRC subsidiaries through loans or capital contributions. However, loans by CBAT to its PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange and capital contributions to its PRC subsidiaries are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System, and registration with other governmental authorities in China.

The State Administration of Foreign Exchange promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the State Administration of Foreign Exchange will permit such capital to be used for equity investments in the PRC in actual practice. The State Administration of Foreign Exchange promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of Circular 19 and Circular 16 could result in administrative penalties. Circular 19 and Circular 16 may significantly limit our ability to transfer any foreign currency CBAT holds to its PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or future capital contributions by us to our PRC subsidiaries. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use foreign currency and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Failure to comply with PRC regulations relating to the investment in offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.

On July 14, 2014, SAFE issued the Circular on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (“Circular 37”), which replaced the Circular 75, promulgated by SAFE on October 21, 2005. Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in Circular 37 as a “special purpose vehicle.”

We have notified substantial beneficial owners of our company who we know are PRC residents to comply with the registration obligation. However, we may not be aware of the identities of all our beneficial owners who are PRC residents. In addition, we do not have control over our beneficial owners and cannot assure you that all of our PRC resident beneficial owners will comply with Circular 37. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to Circular 37 or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in Circular 37 may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Failure to register or amend the registration may also limit our ability to contribute additional capital to our PRC subsidiaries or receive dividends or other distributions from our PRC subsidiaries or other proceeds from disposal of our PRC subsidiaries, or we may be penalized by SAFE. These risks may have a material adverse effect on our business, financial condition and results of operations.

Under the Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

On March 16, 2007, the National People’s Congress of China passed a new Enterprise Income Tax Law, or the EIT Law, and on November 28, 2007, the State Council of China passed its implementing rules, which took effect on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. In addition, the SAT issued the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions in January 2014 to provide more guidance on the implementation of Circular 82. This bulletin further provides that, among other things, an entity that is classified as a “resident enterprise” in accordance with the circular shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined to be a “resident enterprise,” any dividend, profit and other equity investment gains from other resident enterprises within China in previous years (on or after January 1, 2008) shall be taxed in accordance with the enterprise income tax law and its implementing rules.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC stockholders from transferring our shares. If we were treated as a “resident enterprise” by the PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be used as a credit to reduce our U.S. tax.

We and our stockholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a Chinese establishment of a non-Chinese company, or immovable properties located in China owned by non-Chinese companies.

In October 2017, the State Administration of Taxation issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises issued by the State Administration of Taxation on December 10, 2009, and partially replaced and supplemented rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the State Administration of Taxation on February 3, 2015. Pursuant to Bulletin 7, an “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, immoveable properties located in China, and equity investments in PRC resident enterprises and any gains from the transfer of such asset by a direct holder, who is a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In the case of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and may consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to immoveable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Pursuant to Bulletin 37, the withholding agent shall declare and pay the withheld tax to the competent tax authority in the place where such withholding agent is located within 7 days from the date of occurrence of the withholding obligation, while the transferor is required to declare and pay such tax to the competent tax authority within the statutory time limit according to Bulletin 7. Late payment of applicable tax will subject the transferor to default interest. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There is uncertainty as to the application of Bulletin 37 or previous rules under Bulletin 7. We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. Our company may be subject to filing obligations or taxes if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under Bulletin 37 and Bulletin 7. For transfer of shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under Bulletin 37 and Bulletin 7. As a result, we may be required to expend valuable resources to comply with Bulletin 37 and Bulletin 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, have agreements with third parties, and make most of our sales in China. The PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of our subsidiaries, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our subsidiaries may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our subsidiaries liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following describes our capital stock and summarizes the material provisions of our articles of incorporation and amendments thereto and amended and restated bylaws, which is based upon, and is qualified by reference to, our articles of incorporation and amendments thereto, amended and restated bylaws and the applicable provisions of Nevada law. This summary does not purport to be complete. You should read our articles of incorporation and amendments thereto and amended and restated bylaws which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Common Stock

The Company is authorized to issue up to 500,000,000 shares of common stock, with par value $0.001 per share. The common stock may be issued from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration fixed is not less than par value. As of July 9, 2024, there were 89,939,190 shares of common stock issued and outstanding.

Voting Rights and No Preemptive Rights

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters coming before the stockholders for a vote. Our articles of incorporation do not permit cumulative voting for the election of directors. Likewise, our articles of incorporation do not vary the size of the vote necessary for the stockholders to act on various matters from the size of the vote required by Nevada law, which means, unless a different vote is required by express provisions of Nevada law, an action by the stockholders on a matter other than the election of directors shall be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The directors of a Nevada corporation are elected at the annual meeting of the stockholders by a plurality of the votes cast at the election. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

Dividends

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend or otherwise authorized any cash or other distribution with respect to the shares of our common stock and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into dollars or other hard currency and other regulatory restrictions.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

Fully Paid and Nonassessable

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share. We may issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, shares of preferred stock and such shares may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The shares of each series of preferred stock shall have preferences, limitations and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock. As of July 9, 2024, there were no shares of preferred stock issued and outstanding.

The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or change in control.

The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable certificate of designation for complete information regarding a series of preferred stock. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

●	the series designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

●	the offering price;

●	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

●	any redemption or sinking fund provisions;

●	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

●	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

●	the voting rights, if any, of shares of such series;

●	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

●	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us, of our common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation (including, but not limited to, at such times as there are arrearages in the payment of dividends or sinking fund installments);

●	the conditions and restrictions, if any, on the creation of Company indebtedness, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

●	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

If we issue shares of preferred stock under this prospectus and any related prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Other

Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain certain provisions that may have the effect of entrenching our existing board members, delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors. These provisions include:

●	Special Meetings of Stockholders — Our articles of incorporation provide that special meetings of the stockholders can only be called by our president or any other executive officer, or the board of directors, or any member thereof, the record holder or holders of at least 10% of all shares entitled to vote at the meeting, and our bylaws provide that a special meeting will be called by the president or secretary at the written request of our stockholders holding not less than 30% of all the shares issued, outstanding and entitled to vote.

●	Advance Notice Procedures — At an annual meeting, our stockholders elect a board of directors and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our stockholders may transact only the business for the purposes specified in the notice of the meeting unless all of our stockholders entitled to vote are present at the special meeting and consent.

●	Contracts and Transactions with Interested Directors — We may enter into a contract or a transaction with an entity in which our directors or officers have a financial or other interest as long as such relationship has been disclosed to, or is known by, our board of directors, or is otherwise fair to the Company at the time it is authorized or approved.

●	Amendment of Bylaws — Our Bylaws may be amended by our board of directors alone.

●	Authorized but Unissued Shares — Our board of directors may cause us to issue our authorized but unissued shares of common stock or preferred stock in the future without stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Nevada Law

Nevada Business Combination Statute

We are subject to the “business combination” provisions of Sections 78.411 to 78.444 of the Nevada Revised Statutes. In general, such provisions prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the combination is later approved by a majority of the voting power held by disinterested stockholders; or (d) if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, or (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” or any affiliate or associate of an interested stockholder having: (a) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation, and (c) more than 10% of the earning power or net income of the corporation.

An “interested stockholder” is generally defined to mean a beneficial owner of at least 10% of the outstanding voting power or an affiliate or associate of the corporation that has been a 10% beneficial owner within the preceding 2 years. The statutes could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Acquisition of Controlling Interest Statute

Nevada’s Acquisition of Controlling Interest Statute (NRS Sections 78.378-78.3793) applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, which conduct business directly or indirectly in Nevada and whose articles of incorporation or bylaws in effect 10 days following the acquisition of a controlling interest by an acquiror do not prohibit its application. As of the date of this prospectus, we do not believe we have 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the acquisition of controlling interest statutes will not apply to us.

Nevada’s Acquisition of Controlling Interest Statute, prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. The statute specifies three thresholds that constitute a controlling interest: (a) at least one-fifth but less than one-third; (b) at least one-third but less than a majority; and (c) a majority or more, of the outstanding voting power. Once an acquiror crosses one of these thresholds, shares which it acquired in the transaction exceeding the threshold (or within ninety days preceding the date thereof) become “control shares” which could be deprived of the right to vote until a majority of the disinterested stockholders restore that right.

A special stockholders meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares. If the acquiror requests a special meeting and gives an undertaking to pay the expenses of said meeting, then the meeting must take place no earlier than 30 days (unless the acquiror requests that the meeting be held sooner) and no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition.

If no such request for a stockholders meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual stockholders meeting. If the stockholders fail to restore voting rights to the acquiror, or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call certain of the acquiror’s shares for redemption at the average price paid for the control shares by the acquiror.

In the event the stockholders restore full voting rights to a holder of control shares that owns a majority of the voting stock, then all other stockholders who do not vote in favor of restoring voting rights to the control shares may demand payment for the “fair value” of their shares as determined by a court in dissenters rights proceeding pursuant to Chapter 92A of the Nevada Revised Statutes.

Listing

Our common stock is listed on Nasdaq Capital Market under the symbol “CBAT.”

Transfer Agent

Our transfer agent is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

●	the price or prices at which the debt securities will be issued;

●	the date or dates on which principal is payable;

●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	our rights or obligations to redeem or purchase the debt securities;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	the currency or currencies of payment of principal or interest;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount;

●	the terms, if any, under which any debt securities will rank junior to any of our other debt;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the provisions, if any, relating to any collateral provided for the debt securities;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	the nature and terms of any security for any secured debt securities; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

●	failure to make sinking fund payments when due;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	establish the forms or terms of debt securities of any series;

●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

●	change the currency in which the principal, premium or interest, if any, is payable;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;

●	would not be unduly prejudicial to the rights of another holder of the debt securities; and

●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any debt security thereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock, debt securities and/or units in one or more series. Warrants may be issued independently or together with other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;

●	the offering price or prices of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority limitations.

Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of our securities will be the purchase price of our securities less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of our securities to be made directly or through agents.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, the validity of any securities offered pursuant to this prospectus will be passed upon by Fennemore Craig, P.C. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of CBAK Energy Technology, Inc. as of and for the year ended December 31, 2022,  incorporated by reference in this prospectus and the registration statement of which the prospectus is a part, have been audited by the independent registered public accounting firm Centurion ZD CPA & Co., as set forth in its report thereon, incorporated by reference elsewhere herein, and are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CBAK Energy Technology, Inc. as of and for the year ended December 31, 2023,  incorporated by reference in this prospectus and the registration statement of which the prospectus is a part, have been audited by the independent registered public accounting firm ARK Pro CPA & Co, as set forth in its report thereon, incorporated by reference elsewhere herein, and are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, after the date hereof but before the completion or termination of this offering:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 15, 2024, as amended by Amendment No. 1 filed on April 29, 2024;

●	Our Quarterly Report on Form 10-Q filed on May 14, 2024;

●	Our Current Report on Form 8-K filed on January 9, 2024;

●	The description of the Company’s common stock contained in our registration statement on Form 8-A filed on June 6, 2006 pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed hereafter for the purpose of updating such description; and

●	All documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: CBAK Energy Technology, Inc., BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, Liaoning Province, People’s Republic of China 116450, and telephone number (+86)(411)3918-5985.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We file annual, quarterly and current reports and other information with the SEC.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Additionally, we make these filings available, free of charge, on our website at http://www.cbak.com.cn as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

CBAK ENERGY TECHNOLOGY, INC.

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

_______, 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee		$54,550
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Under Sections 78.7502, 78.751 and 78.752 of the Nevada Revised Statutes, we have broad powers to indemnify and insure our directors and officers against liabilities they may incur in their capacities as such. Our Amended and Restated Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

●	We must indemnify our directors to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes and may, if and to the extent authorized by our board of directors, so indemnify our officers and any other person whom we have power to indemnify against liability, reasonable expense or other matter whatsoever.

●	We may at the discretion of our board of directors to purchase and maintain insurance on behalf of our company and any person whom we have power to indemnify pursuant to law, our articles of incorporation, our bylaws or otherwise.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. We also have entered into indemnification agreements with our executive officers and directors and may provide indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances that may include liability, or related loss under the Securities Act and the Securities Exchange Act.

The indemnity provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 16. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description

1.1+	Form of Underwriting Agreement.

2.1	Articles of Merger (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on January 17, 2017)

3.1	Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K filed on December 8, 2006)

3.2	By-laws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Annual Report on Form 10-K filed on December 19, 2007)

3.3	Certificate of Change Pursuant to NRS 78.209 filed by the Company on October 22, 2012 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 26, 2012)

3.4	Certificate of Amendment to Articles of Incorporation filed by the Company on June 23, 2015 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on June 26, 2015)

3.5	Certificate of Amendment to Articles of Incorporation filed by the Company on December 9, 2021 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 13, 2021)

4.1	Specimen Common Stock Certificate of the registrant representing shares of Common Stock, par value $0.001 per share (incorporated by reference to Exhibit 4.1 to the registrant’s Form S-3 filed on November 23, 2020)

4.2+	Certificate of Designation for Preferred Stock

4.3*	Form of Indenture relating to debt securities

4.4+	Form of Warrant Agreement (including form of Warrant Certificate)

4.5+	Form of Unit Agreement (including form of Unit Certificate)

5.1*	Opinion of Fennemore Craig, P.C.

5.2*	Opinion of Bevilacqua PLLC

23.1*	Consent of Centurion ZD CPA & Co., Independent Registered Public Accounting Firm.

23.2*	Consent of ARK Pro CPA & Co, Independent Registered Public Accounting Firm

23.3*	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1).

23.4*	Consent of Bevilacqua PLLC (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page hereof).

25.1**	Statement of Eligibility of the Trustee

107*	Filing Fee Table

*	Filed herewith.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

+	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities and Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement.

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offer made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dalian, China, on this 10th day of July, 2024.

CBAK ENERGY TECHNOLOGY, INC.

By:	/s/ Yunfei Li
Yunfei Li
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yunfei Li, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

*****

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Yunfei Li	Chairman and Chief Executive Officer	July 10, 2024
Yunfei Li	(Principal Executive Officer)

/s/ Jiewei Li	Chief Financial Officer	July 10, 2024
Jiewei Li	(Principal Financial and Accounting Officer)

/s/ Xiangyu Pei	Director	July 10, 2024
Xiangyu Pei

/s/ J. Simon Xue	Director	July 10, 2024
J. Simon Xue

/s/ Martha C. Agee	Director	July 10, 2024
Martha C. Agee

/s/ Jianjun He	Director	July 10, 2024
Jianjun He